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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):   May 13, 1999



                                 MATTEL, INC.
                                 ------------
            (Exact name of registrant as specified in its charter)


         Delaware                   001-05647                 95-1567322
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(State or other jurisdiction      (Commission             (I.R.S. Employer
 of incorporation)                File No.)              Identification No.)



333 Continental Boulevard, El Segundo, California                   90245-5012
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code              (310) 252-2000
                                                                --------------

                                      N/A
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   (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.
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     On May 13, 1999, pursuant to an Agreement and Plan of Merger, dated as of
December 13, 1999 (the "Merger Agreement"), between Mattel, Inc. ("Mattel") and The Learning Company, Inc. ("Learning Company"), Learning Company was merged with and into Mattel, with Mattel as the surviving corporation (the "Merger"). Learning Company developed and published a broad range of high-quality branded consumer software for personal computers that educated across every age category, from young children to adults.

     Pursuant to the Merger Agreement, each outstanding share of common stock of Learning Company, $.01 par value per share ("Learning Company Common Stock"), was converted into the right to receive 1.2 shares of common stock of Mattel, $1.00 par value per share ("Mattel Common Stock"). The formula in the Merger Agreement for determining the exchange ratio was determined through arm's length negotiations. Based on the capitalization of Learning Company as of May 13, 1999, the former Learning Company stockholders have the right to receive approximately 126 million shares of Mattel Common Stock. No fractional shares are issuable in the Merger. Learning Company stockholders otherwise entitled to receive a fraction of a share of Mattel Common Stock in the Merger instead are entitled to receive, pursuant to the Merger Agreement, an amount of cash equal to such fraction multiplied by $26.15, which is the average of the closing prices of the Mattel Common Stock on the New York Stock Exchange for 10 randomly selected trading days out of the 20 trading days ending on the fifth trading day preceding the Merger. All options to purchase Learning Company Common Stock outstanding immediately prior to the Merger were assumed by Mattel and converted into options to purchase Mattel Common Stock pursuant to the Merger Agreement. Additionally, pursuant to the Merger Agreement, each outstanding exchangeable non-voting share of Learning Company's Canadian subsidiary, Softkey Software Products Inc., remains outstanding, but under the terms of the exchangeable shares, becomes exchangeable into 1.2 shares of Mattel Common Stock.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(a) Financial Statements of Businesses Acquired.
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     The financial statements of Learning Company set forth on pages 34 through
60 of Learning Company's Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 10-K for the fiscal year ended January 2, 1999 filed with the Securities and Exchange Commission on April 2, 1999 are filed as Exhibit 99.1 hereto pursuant to Rule 12b-23(a)(3) of the Exchange Act. The Financial Statements of Learning Company for the three-month period ended April 3, 1999 are not included with this initial report. Such financial information will be filed by amendment no later than July 26, 1999.

(b) Pro Forma Financial Information.
    -------------------------------

     The Unaudited Pro Forma Condensed Combined Financial Statements of Mattel and Learning Company for the years ended December 31, 1996, 1997 and 1998 are filed as Exhibit 99.2 hereto. The unaudited Pro Forma Condensed Combined Financial Statements of Mattel and Learning Company as of and for the three-month periods ended March 31, 1998 and 1999 are not included with this initial report. Such financial information will be filed by amendment no later than July 26, 1999.

(c) Exhibits.
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     2.1   Agreement and Plan of Merger dated as of December 13, 1998, between
           Mattel and Learning Company (incorporated by reference to Exhibit 2.1 of Mattel's Current Report on Form 8-K filed December 15, 1998)

     23.1  Consent of PricewaterhouseCoopers LLP
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     99.1  Financial Statements of Learning Company

     99.2 Unaudited Pro Forma Condensed Combined Financial Statements of Mattel and Learning Company

     99.3  Press Release dated May 13, 1999
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                                  SIGNATURES
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   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MATTEL, INC.
                                   Registrant

                                   By: /s/ Robert Normile
                                   -------------------------
                                   Robert Normile
   Date: May 28, 1999              Senior Vice President, General Counsel and
         ------------                Secretary